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                                                                    EXHIBIT 99.1


CERTIFICATION OF JOE G. BROOKS, CHAIRMAN, CO-CHIEF EXECUTIVE OFFICER AND PRESIDENT OF ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended September 30, 2002 of Advanced Environmental Recycling Technologies, Inc. (the "Issuer").

I, Joe G. Brooks, the chairman, co-chief executive officer and president of Issuer, certify that, to the best of my knowledge:

         (i) the Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Issuer.

Dated: November 14, 2002
                                                  /s/ Joe G. Brooks
                                                  -----------------------------
                                                  Joe G. Brooks
                                                  Chairman, Co-chief executive
                                                  officer and President